EXHIBIT 21

WALTER ENERGY, INC.

Subsidiaries List

The following is a list of subsidiaries of the Company as of March 1, 2013.

Name of Subsidiary or Organization	Jurisdiction of Incorporation
Atlantic Development & Capital, LLC	DE
Atlantic Lease Co., LLC	DE
Belcourt Saxon Coal, Ltd.(1)	British Columbia
Belcourt Saxon Coal, LP.(2)	British Columbia
Black Warrior Methane Corp.(3)	AL
Black Warrior Transmission Corp.(4)	AL
Blue Creek Energy, Inc.	DE
Blue Creek Coal Sales, Inc.	AL
Brule Coal Partnership	British Columbia
Brule Coal ULC	British Columbia
Cardem Insurance Co., Ltd.	Bermuda
Cambrian Energybuild Holdings ULC	British Columbia
Cambrian Investment Holdings, Ltd.	United Kingdom
Cambrian Marketing, Ltd.	Seychelles
Cambrian Mining, Ltd.	United Kingdom
Clearwater Energy, Inc.	AL
Coal International, Ltd.	United Kingdom
Deepgreen Minerals Corporation Pty, Ltd.	Australia
Energybuild Aggregates, Ltd.(5)	United Kingdom
Energy Recovery Investments, Ltd.(6)	United Kingdom
Energybuild, Ltd	United Kingdom
Energybuild Group, Ltd.	United Kingdom
Energybuild Holdings, Ltd.	United Kingdom
Energybuild Mining, Ltd.	United Kingdom
Energybuild Opencast, Ltd.	United Kingdom
Hamer Properties, Inc.	WV
J.W. Walter, Inc.	DE
J.W.I. Holdings Corp.	DE
Jefferson Warrior Railroad Company, Inc.	AL
Jim Walter Homes of Arkansas, Inc.	AR
Jim Walter Homes, LLC	FL
Jim Walter Resources, Inc.	AL
JWH Holding Company, LLC	DE
King-Coal Corporation, Ltd.	United Kingdom
Land Holdings Corporation	DE
Maple Coal Co.	DE
Maple Coal Co. Limited	United Kingdom
Mineral Extraction and Handling, Ltd.	United Kingdom
Pine Valley Coal, Ltd.	Alberta
Sloss-Sheffield Steel & Iron Company	AL
SP Machine, Inc.	DE
Taft Coal Sales & Associates, Inc.	AL
Tuscaloosa Resources, Inc.	AL
V Manufacturing Company	DE
Walter Black Warrior Basin, LLC	DE
Walter Canadian Coal ULC	British Columbia
Walter Canadian Coal Partnership	British Columbia

Walter Coke, Inc.	DE
Walter Exploration & Production, LLC	DE
Walter Energy Canada Holdings, Inc.	British Columbia
Walter Home Improvement, Inc.	FL
Walter Land Company	DE
Walter Minerals, Inc.	DE
Walter Natural Gas, LLC	DE
Western Coal ULC	British Columbia
Willow Creek Coal Partnership	British Columbia
Willow Creek Coal ULC	British Columbia
Wolverine Coal Partnership	British Columbia
Wolverine Coal ULC	British Columbia
0541237 B.C. Ltd.	British Columbia

(1)                                 Belcourt Saxon Coal, Ltd. is the general partner of Belcourt Saxon Coal Limited Partnership, a  joint venture between Walter Canadian Coal Partnership and Peace River Coal Inc. Each company owns 50% of the shares of Belcourt Saxon Coal, Ltd.

(2)                                 Belcourt Saxon Coal, LP. is a joint venture between Walter Canadian Coal Partnership and Peace River Coal Inc. Each company owns 50% of the shares of Belcourt Saxon Coal, LP.

(3)                                 Black Warrior Methane Corp. is a joint venture between Jim Walter Resources, Inc. and E&P Company, a subsidiary of EP Energy LLC (EP Energy). Each company owns 50% of the stock of Black Warrior Methane Corp.

(4)                                 Black Warrior Transmission Corp. is a joint venture between Jim Walter Resources, Inc. and E&P Company, a subsidiary of EP Energy LLC (EP Energy). Each company owns 50% of the stock of Black Warrior Transmission Corp.

(5)                                 Energybuild Aggregates, Ltd. is a joint venture between Energybuild, Ltd. and G D Harries & Sons Ltd. Each company owns 50% of the shares of Energybuild Aggregates, Ltd.

(6)                                 Energy Recovery Investments, Ltd. is a joint venture between Energybuild, Ltd. and Coal Recovery Investments, Ltd. Each company own 50% of the shares of Energy Recovery Investment, Ltd.